SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of l934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
      14a-6(e)(2))
[x ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c)  or Sec. 240.14a-12

      Neff Corp.
      ------------------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement if other than the Registrant)
      ------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[x ] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------

     2)   Form, Schedule or Registration Statement No:

          --------------------------------------

     3)   Filing Party:

          --------------------------------------

     4)   Date Filed:

          --------------------------------------

                   [this page intentionally left blank]

                                   Neff Corp.




                                                                  April 16, 1999

Dear Stockholder:

     Please accept this invitation to attend our Annual Meeting of Stockholders on Monday, May 24, 1999 at 10:00 a.m. This year's meeting will be held at Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida.

     At the Annual Meeting you will be asked to (1) elect directors, (2) ratify the selection of Neff's independent auditors for 1999 and (3) approve Neff's 1999 Stock Incentive Plan. Your vote is important. I urge you to complete, sign and return the enclosed proxy card. This way your shares will be voted as you direct even if you do not attend the meeting. By returning the proxy card promptly, you will help Neff avoid additional solicitation costs.

     I look forward to seeing you on May 24.


                              Sincerely,

                              /s/KEVIN P. FITZGERALD
                              ----------------------
                              Kevin P. Fitzgerald
                              President and
                               Chief Executive Officer

                                   NEFF CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 1999

To Our Stockholders:

     The 1999 Annual Meeting (the "Annual Meeting") of Stockholders of Neff Corp. ("Neff" or the "Company"') will be held at Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida, on Monday, May 24, 1999, at 10:00 a.m. eastern daylight savings time. The purpose of the meeting is to consider and act upon the following:

     1. The election of two Directors to serve for the ensuing three years.

     2. The selection of Deloitte & Touche as Neff's independent public accountants for 1999.

     3. The adoption of Neff's 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan").

     4. The transaction of such other business as may properly come before the meeting or any adjournment.

     Stockholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the Annual Meeting.



                                   /S/ KEVIN P. FTIZGERALD
                                   -----------------------
                                   Kevin P. Fitzgerald
                                   President, Chief Executive Officer
                                     and Secretary

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                                   NEFF CORP.
                   3750 N.W. 87th Avenue, Miami, Florida 33178

                                PROXY STATEMENT
                                 April 16, 1999

     The Board of Directors is soliciting proxies to be used at the 1999 Annual Meeting to be held at 10:00 a.m., Monday, May 24, 1999, at Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida.

     This Proxy Statement and an accompanying proxy are being mailed to stockholders on or about April 16, 1999, together with Neff's 1998 Annual Report, which includes audited financial statements for the year ended December 31, 1998. The Consolidated Balance Sheets as of December 31, 1998 and 1997 and the Consolidated Statements of Operations, the Consolidated Statements of Stockholders' Equity, the Consolidated Statements of Cash Flows, and the Notes to Consolidated Financial Statements (each of such Statements being for the years ended December 31, 1998, 1997 and 1996), audited and contained in Neff's 1998 Annual Report, are incorporated herein by reference to that Report.

Who Can Vote

     Record holders of Class A Common Stock at the close of business on April 1, 1999 are entitled to notice of and to vote at the meeting. On that date, there were 16,065,350 shares of Class A Common Stock and 5,100,000 shares of Class B Special Common Stock outstanding. Each Stockholder has one vote for each share of Class A Common Stock and one vote for each share of Class B Special Common Stock. Holders of Class A Common Stock and Class B Special Common Stock will vote together, without regard to class, on the matters to be voted upon at the meeting. Holders of Class A Common Stock have 75.9% of the general voting power; holders of Class B Special Common Stock have the remaining 24.1% of the general voting power.

How You Can Vote

     If you sign and return the proxy before the Annual Meeting, we will vote your shares as specified in the proxy. You may specify on your proxy whether your shares should be voted for both, one or none of the nominees for director. If you do not indicate any specific voting instructions, the proxy will be voted in favor of the two Directors nominated and in the named proxies' discretion as to other matters at the Annual Meeting.

How You Can Revoke Your Proxy

     You can revoke your proxy at any time before it is exercised by:

     * submitting written notice of revocation to the Secretary of the Company;

     *    submitting another proxy that is properly signed and later dated; or

     *    voting in person at the Annual Meeting.

Required Votes

     A majority of the votes that could be cast in the election or on a proposal by stockholders who are either present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director and to approve (1) the proposal to select Deloitte & Touche as Neff's independent public accountants for 1999 and (2) the proposal to adopt Neff's 1999 Stock Incentive Plan.

     The total number of votes that could be cast at the Annual Meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

     Rule 452 of the New York Stock Exchange permits its members to vote shares held by them as nominees on certain discretionary or routine matters without instructions from the beneficial owner, provided that the broker has furnished the beneficial owner with proxy materials and received no voting instructions in advance of the Annual Meeting. If a matter is not discretionary or routine for Rule 452 purposes, a broker or bank is not permitted to vote stock held in street name on such matter in the absence of instructions from the beneficial owner of the stock. These ''non-voted Shares'' may or may not be considered present and entitled to vote depending on the nature of the matter upon which a vote is being taken. If the broker holding your shares in street name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares present or entitled to vote for any purpose at the Annual Meeting.

Other Matters to be Acted Upon at the Annual Meeting

     We do not know of any other matters to be presented or acted upon at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.


                OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 1999, information regarding the beneficial ownership of Class A Common Stock and Class B Special Common Stock by
(1) each person whom Neff knows beneficially owns 5% or more of any class of Neff's voting securities; (2) each director, Neff's Chief Executive Officer and each of Neff's three other most highly compensated executive officers and (3)
all directors and executive officers as a group. Unless otherwise indicated, (1) each such Stockholder has sole voting and investment power with respect to the shares beneficially owned by such Stockholder and (2) has the same address as Neff.


                        Number of Shares                         Number of Shares
                          of Class A        Percent of Class    of Class B Special   Percent of Class
                        Common Stock(1)          Owned           Common Stock(1)          Owned
                       ---------------     ----------------    ------------------   ----------------
Jorge Mas              3,802,744(2)(3)               17.9%                 --                    --
Juan Carlos Mas        2,381,303(2)(4)               11.3                  --                    --
Jose Ramon Mas         2,381,303(2)(5)               11.3                  --                    --
General Electric
Capital Corporation    5,100,000(6)                  24.1           5,100,000(6)                100%
Santos Fund I, L.P.      900,000(7)                   4.3                  --                    --
Santos Capital
Advisers, Inc.         1,500,000(8)                   7.1                  --                    --
Kevin P. Fitzgerald      773,220(2)                   3.5                  --                    --
Robert G. Warren         103,316                        *                  --                    --
Peter A. Gladis            7,333                        *                  --                    --
Bonnie S. Biumi            7,333                        *                  --                    --
Arthur B. Laffer           2,000                        *                  --                    --
Joel-Tomas Citron          4,000                        *                  --                    --
All directors and
executive officers
as a group (9 persons) 9,462,552(2)                  41.3                  --                    --


* Less than 1 percent.
(1) A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Shares each identified person has a right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding when calculating the percentage ownership of any other person.
(2) Excludes shares beneficially owned through Santos Fund I, L.P. ("Santos") and Santos Capital Advisers, Inc. ("Santos Capital").
(3)  Includes  shares   beneficially  owned  by  Jorge  Mas  Holding  I  Limited
     Partnership.
(4) Includes shares beneficially owned by Juan Carlos Mas Holding I Limited Partnership.
(5) Includes shares beneficially owned by Jose Ramon Mas Holding I Limited Partnership.
(6) Includes shares owned by GECFS, Inc., an affiliate of General Electric Capital Corporation ("GE Capital"). All of these shares are convertible into Class A Common Stock. The amount shown includes 1,500,000 shares of Class B Special Common Stock subject to an option held by Santos Capital. Santos Capital has agreed to convert these shares to Class A Common Stock upon exercise. GE Capital's and GECFS, Inc.'s address is 777 Long Ridge Road, Building B, First Floor, Stamford, CT, 06927.
(7) Santos is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.
(8) Includes shares subject to an option currently exercisable by Santos Capital, an affiliate of Santos, to purchase 1,500,000 shares of Common Stock from GE Capital. Santos Capital is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.


                                   PROPOSAL 1

                             Election of Directors

     Pursuant to Neff's Certificate of Incorporation, the Directors are divided into three classes serving three year terms. Two Directors, comprising one class of Directors, are to be elected at the Annual Meeting. Mr. Arthur B. Laffer and Mr. Joel-Tomas Citron have been nominated for election as Directors to hold office until the 2002 Annual Meeting and until their successors have been elected and shall qualify. Proxies may not be voted for more than two Directors.

                                         Principal Occupations                  Director  Term to
Name                    Age             and Other Directorships*                 Since     Expire
-----                   ----            ------------------------                -------   --------
Arthur B. Laffer        58         Principal occupations: Chief Executive       1998       2002
                                   Officer, Laffer Advisors, Inc., an
                                   investment advisor and broker-dealer,
                                   Chief Executive Officer, Calport Asset
                                   Management, a money management firm.

                                   Other directorships: Chairman of the Board, Laffer & Associates, an economic research and consulting firm, director of U.S.
                                   Filter Corporation, Nicholas Applegate
                                   Mutual Funds, Coinmach Laundry Corporation and MasTec, Inc.

Joel-Tomas Citron       36         Principal occupations: Managing Partner,     1998       2002
                                   Triscope Capital, LLC, a private investment
                                   partnership.

                                   Other directorships: Chairman
                                   of the Board, Proventes AB, a private
                                   investment partnership and director of
                                   MasTec, Inc.

                                   Mr. Citron is also an
                                   Executive Vice President of MasTec, Inc.


     Terms of office of the four directors named below will continue until the Annual Meeting in the years indicated.

                                         Principal Occupations                  Director  Term to
Name                    Age             and Other Directorships*                 Since     Expire
-----                   ---             ------------------------                -------   --------
Jorge Mas               36         Principal occupations: President and Chief   1995       2001
                                   Executive Officer MasTec, Inc.,
                                   telecommunications engineering and
                                   construction service provider.

                                   Other directorships: Chairman of the Board, MasTec, Inc., director of Supercanal
                                   Holdings, S.A. and Santos Capital.




                                         Principal Occupations                  Director  Term to
Name                    Age             and Other Directorships*                 Since     Expire
-----                   ---             ------------------------                -------   --------
Kevin P. Fitzgerald     42         Principal occupations: President and         1995       2001
                                   Chief Executive Officer, Neff Corp. since
                                   1995, Senior Vice President, Houlihan Lokey
                                   Howard and Zukin, an investment banking firm,
                                   from 1991 to 1995.

                                   Other directorships: Supercanal Holdings,
                                   S.A., Movilpage Communications, Inc. and
                                   Santos Capital.

Juan Carlos Mas         33         Principal occupations: President,            1995       2000
                                   Construction Division, Church & Tower,
                                   a subsidiary of MasTec, Inc.

                                   Other directorships: Church & Tower.

Jose Ramon Mas          27         Principal occupations: President,            1995       2000
                                   Telecommunications Division, Church &
                                   Tower, a subsidiary of MasTec, Inc.

                                   Other directorships: none.




* The business histories set forth in these tables cover a five-year period.

     Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, all of whom are members of the Board of Directors, are brothers. There are no other family relationships among the members of the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE TWO NOMINEES.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     In October, 1998, the Company established an Audit Committee. The Audit Committee has the power and authority to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, and to conduct pre- and post-audit reviews with the Company's management, financial employees and independent auditors. The Audit Committee met once last year. The current members of the Audit Committee are Messrs. Laffer and Citron.

     In October 1998, the Company established a Compensation Committee. The Compensation Committee will, subject to the final decision of the Board of Directors, review the proposed compensation of the Company's Chief Executive officer and all other corporate officers and administer the Neff Corp. 1998 Incentive Stock Plan (the "1998 Plan"). Messrs. Laffer and Citron were initially appointed to the Compensation Committee at the same time that they were appointed to the Board of Directors. Before any meetings of the Compensation Committee were held, Mr. Citron resigned because he had accepted a position as Executive Vice President of MasTec, Inc., an affiliate of the Company. In order to receive favorable treatment under the Internal Revenue Code of 1986, all of the members of our Compensation Committee must be "outside directors." As an officer of an affiliate of the Company, Mr. Citron is not considered an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Company intends to appoint an additional member of the Board of Directors to the Compensation Committee. Until then, the entire Board of Directors will continue to determine the compensation of the Company's Chief Executive officer and all other corporate officers and administer the Neff Corp. 1998 Incentive Stock Plan.

     The Board of Directors met twice in 1998. Juan Carlos Mas attended fewer than 75% of the total number of meetings held by the Board of Directors during 1998. No other incumbent member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MasTec, Inc., an affiliate of the Company controlled by three of the Company's Directors, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, purchases and leases construction equipment from the Company. During 1998, revenues from MasTec, Inc. amounted to approximately $2.2 million. The Company believes that these payments were substantially equivalent to the payments that would have been made between unrelated parties acting at arm's length.

     GE Capital, which beneficially owns more than five percent of the Company's voting securities, and the Company consummated a series of transactions pursuant to which GE Capital (1) exchanged 800,000 shares of the Company's Series B Cumulative Convertible Preferred Stock, par value $.01 per share and 800,000 shares of the Company's Series C Cumulative Convertible Preferred Stock, par value $.01 per share for 6,000,000 shares of the Class B Special Common Stock and (2) sold 900,000 shares of Class B Special Common Stock to Santos, which Santos then converted into 900,000 shares of Class A Common Stock. Santos Capital also purchased an option from GE Capital to acquire an additional 1,500,000 shares of Class B Common Stock. Santos and Santos Capital are beneficially owned by four of the Company's Directors, Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald, who is also the Company's President and Chief Executive Officer.

     In 1998 the Company entered into a registration rights agreements with GE Capital with respect to the Class B Special Common Stock held by GE Capital. This agreement gives GE Capital (1) the right, subject to certain limitations, to make two separate demands that the Company register all or part of the Class B Common Stock owned by GE Capital and (2) piggyback registration rights with respect to certain registration statements filed by the Company. GE Capital must convert its Class B Special Common Stock to Class A Common Stock prior to registration. In any registration, the Company must pay GE Capital's registration expenses, excluding GE Capital's legal expenses, underwriting commissions and discounts. The Company has agreed to indemnify GE Capital with respect to certain liabilities under the Securities Act of 1933, as amended, in connection with the registration of GE Capital's Common Stock.

     The Company also entered into registration rights agreements with each of Santos and Santos Capital in 1998. The terms of these agreements are substantially equivalent to the terms of the registration rights agreement between GE Capital and the Company described above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Directors and executive officers of Neff are required to file reports of initial ownership and changes of ownership of Class A Common Stock with the Securities and Exchange Commission and with the New York Stock Exchange. To the Company's best knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and executive officers were filed timely.

                      EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

     The following table sets forth information regarding the compensation for services in all capacities to the Company and its subsidiaries, of the Chief
Executive Officer and each of the other three other most highly paid executive officers (''named executive officers'') as to whom the total annual base salary, bonus and other compensation for 1998 exceeded $100,000.

                           Summary Compensation Table

                                                                          Securities
                                                                          Underlying
Name and Principal Position         Year       Salary        Bonus       Options/SARs
---------------------------        -----     --------       ------       ------------
Kevin P. Fitzgerald                1998      $250,000      $300,000       407,220(1)
President and Chief Executive      1997       246,000       150,000            --
Officer                            1996       150,000        75,000       300,000

Peter A. Gladis                    1998      $185,000       $75,000        60,000
Senior Vice President,             1997       150,000        75,000            --
Neff Rental, Inc.                  1996       145,000        40,000            --

Bonnie S. Biumi(2)                 1998      $175,000       $60,000        35,000
Chief Financial Officer            1997            --            --            --

Robert G. Warren                   1998      $160,000       $50,000        45,000
Senior Vice President,             1997       155,000        25,000            --
Neff Machinery, Inc.               1996       126,000        40,000            --



(1) In 1995, Mr. Fitzgerald and the Company entered into an option agreement granting him an option to purchase shares of Common Stock representing 3% of the issued and outstanding Common Stock of the Company for an aggregate purchase price of approximately $1.6 million. Upon consummation of the Company's initial public offering in May 1998, the number of shares subject to this option was increased by 207,220 shares in order to maintain his 3% ownership interest in the Company. No further options will be granted to Mr. Fitzgerald pursuant to the 1995 option agreement. Also in 1998, Mr. Fitzgerald received options to purchase 200,000 shares of Common Stock pursuant to the 1998 Plan.
(2)  Ms. Biumi commenced work for the Company on December 29, 1997.


                       Stock Option Grants and Exercises

     The following table sets forth certain information related to stock options granted to the named executive officers in 1998.
                                                                                        Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                                        Option Grants in Last Fiscal Year                Stock Price Appreciation for
                                                Individual Grants(1)                            Option Term(2)
                          ----------------------------------------------------------    -----------------------------
                                          Percent of
                                            Total
                           Number of       Options
                           Securities     Granted to
                           Underlying     Employees      Exercise or
                           Options        in Fiscal      Base Price     Expiration
Name                       Granted (#)     Year (%)        ($/sh)          Date            5% ($)      10% ($)
------                   -------------  ------------    ------------  -------------     -----------   ---------
Kevin P. Fitzgerald,       207,220(3)        22.8         $  2.43          2005(3)       4,222,009    7,021,110
President and              100,000           11.0         $ 14.00          2008            880,452    2,231,239
Chief Executive Officer    100,000           11.0         $  6.19          2008            389,129      986,128

Peter A. Gladis,            10,000            1.1         $ 14.00          2008             88,045      223,124
Senior Vice President,      50,000            5.5         $  6.19          2008            194,564      493,064
Neff Rental, Inc.

Bonnie S. Biumi,            10,000            1.1         $ 14.00          2008             88,045      223,124
Chief Financial Officer     25,000            2.8         $  6.19          2008             97,282      246,532

Robert G. Warren,           20,000            2.2         $ 14.00          2008            176,090      446,248
Senior Vice President,      25,000            2.8         $  6.19          2008             97,282      246,532
Neff Machinery, Inc.

----------
(1) All of the options, except the option to purchase 207,220 shares granted to Mr. Fitzgerald, were granted under Neff's 1998 Incentive Stock Plan and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant, with the exception of Mr. Fitzgerald's option to purchase 100,000 shares at $14.00 per share, which was exercisable on the date of grant. Each option was awarded with an exercise price equal to the fair market value of a share of Class A Common Stock on the date of grant. Each option will expire ten years from the date of grant. All options become exercisable upon a change in control (as defined). The Company did not grant any stock appreciation rights in 1998.
(2) These assumed annual rates of stock price appreciation are specified by the Securities and Exchange Commission. No assurance can be given that such rates will be achieved.
(3) An option granted to Mr. Fitzgerald in 1995 to purchase shares representing 3% of the issued and outstanding Common Stock of the Company was increased by 207,220 shares to 407.220 shares upon consummation of the Company's initial public offering to maintain Mr. Fitzgerald's 3% equity interest in the Company. The option to purchase these shares is currently exercisable. The option to purchase one-third of the shares subject to this option will expire on December 1, 2005; one-third will expire on December 31, 2005 and the remaining one-third will expire on December 31, 2006. Pursuant to the terms of this option, Mr. Fitzgerald has certain demand and piggyback registration rights with respect to the shares he receives when he exercises this option. No further options will be granted to Mr. Fitzgerald pursuant to this option.


     The following table provides information related to the number and value of options held by the named executive officers at the end of 1998. The last sales price of Class A Common Stock as reported by the New York Stock Exchange on
December 31, 1998 was $6.25. No named executive officer exercised any options during 1998.

                              Fiscal Year End Option Values

                           Number of Securities Underlying          Value of Unexercised "In-the
                            Unexercised Options at Fiscal           -Money" Options at Fiscal Year
Name                                 Year End                                   End(1)
-----                      -------------------------------          ------------------------------
                           Exercisable       Unexercisable          Exercisable      Unexercisable
Kevin P. Fitzgerald,          757,220             100,000            $2,510,580       $      6,250
President and
Chief Executive Officer

Peter A. Gladis,                   --              60,000                    --       $      3,125
Senior Vice President,
Neff Rental, Inc.

Bonnie S. Biumi,                   --              35,000                    --       $      1,563
Chief Financial Officer

Robert G. Warren,              84,650              45,000            $   27,088       $      1,563
Senior Vice President,
Neff Machinery, Inc.


(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

Long-Term Incentive Plan Awards

     Effective January 1, 1997, the Company adopted a phantom stock plan (the "Phantom Stock Plan"). The Phantom Stock Plan is designed to reward employees for improvements in the Company's performance. Pursuant to the terms of the Phantom Stock Plan, employees are eligible to receive individual units representing a hypothetical share of Class A Common Stock (a "Phantom Share"). Each Phantom Share is assigned a value on the date granted as determined by the administrator of the Phantom Stock Plan. The difference between the greater of either (1) the calculated share value of the Phantom Share on the date redeemed by the employee as determined pursuant to a formula set forth in the Phantom Stock Plan or (2) the average closing price of the Class A Common Stock as quoted on the New York Stock Exchange for the previous 30 trading days, and the value assigned on the date of grant represents the cash award the employee is entitled to receive on the redemption date. The Phantom Shares generally vest over five years and must be redeemed by the Company within one year of vesting.


     The following  table sets forth awards made in 1998 under the Phantom Stock
Plan to the named executive officers.

             Long-Term Incentive Plans - Awards in Last Fiscal Year

Name                          Number of Phantom Shares           Period Until Maturation or Payout
----                          ------------------------           ---------------------------------
Kevin P. Fitzgerald,                           --                                             --
President and
Chief Executive Officer

Peter A. Gladis,                           25,000(1)             Phantom Shares vest in equal
Senior Vice President,                                           installments over three years
Neff Rental, Inc.

Bonnie S. Biumi,                               --                                             --
Chief Financial Officer

Robert G. Warren,                              --                                             --
Senior Vice President,
Neff Machinery, Inc.


(1) The Phantom Shares have an assigned value of $11.50 per Phantom Share as of the date of grant.

Director Compensation

     Neff's non-employee Directors, Messrs. Citron and Laffer received one-time grants of (1) options to purchase an aggregate of 70,000 shares of Class A Common Stock at an exercise price equal to the fair market value (as defined in the Company's 1998 Stock Incentive Plan) of the Class A Common Stock on the date of grant, and (2) a grant of options to purchase 5,000 shares of Class A Common Stock at an exercise price of $14.00 per share, the initial public offering price. A portion of these options vest in equal installments over a five year period, the remainder vest in equal installments over a two year period. The options have a ten year term, unless (a) the Director leaves the Board of Directors for any reason other than disability, death or cause, in which case the director will have three months after termination to exercise vested options, (b) the Director is dismissed from the Board of Directors for cause, in which case all options terminate immediately, (c) the Director's service terminates by reason of disability or resignation, in which case the Director will have one year after termination to exercise vested options or (d) the Director dies, in which case the Director's estate will have one year to exercise vested options.

Employment Agreements; Change in Control Arrangements

     The Company has entered into an Employment Agreement with Peter G. Gladis, the Senior Vice President of Neff Rental, Inc., a wholly-owned subsidiary of the Company. The agreement has an initial term of three years and will be automatically extended for one year periods unless either party terminates the agreement on six months advance notice. In the event of termination of Mr. Gladis' employment due to his Disability (as defined in the agreement) or death, the Company will pay Mr. Gladis or his estate as severance pay each month for the two (2) years immediately following the date of termination, the amount necessary to make up the difference between the amount of payments the executive will receive during that month under the disability insurance policies maintained by the Company and Mr. Gladis' base monthly salary on the date of termination. In the event the Company terminates Mr. Gladis' employment other than for Cause (as defined in the agreement), death or Disability or he terminates his employment for Good Reason (as defined in the agreement) or under certain circumstances following a Change in Control (as defined in the agreement), then (a) the Company must pay Mr. Gladis a lump sum amount equal to three times the sum of his base salary and bonus; (b) Mr. Gladis is entitled, for a period of three years, to continuation of coverage at the Company's expense of his life insurance, disability, medical and dental benefits and (c) all restrictions on any outstanding awards granted to Mr. Gladis will lapse and be immediately vested. Mr. Gladis' is prohibited from competing with the Company during the term of the agreement and for one year after his employment with the Company terminates for any reason.

     The Company intends to enter into severance agreements with each of Mr. Warren and Ms. Biumi that provide for the payment of certain amounts and benefits in the event his or her employment with the Company is terminated under certain circumstances following a change in control of the Company.

     The Company has entered into a stock option agreement, dated as of December 1, 1995, with Kevin P. Fitzgerald, the President and Chief Executive Officer of the Company and a stock option agreement, dated as of June 28, 1996, with Robert
G. Warren, a Senior Vice President of Neff Rental, Inc. These agreements were not entered into pursuant to the 1998 Plan. Both of these option agreements provide that, in the event of a change in control (as defined), within sixty
(60) days after such change in control, the optionee will be permitted to surrender his unexercised options for cancellation, and the optionee shall receive a cash payment calculated pursuant to a formula based on the excess, if any, of the fair market value, on the date preceding the date of the surrender, of the shares subject to the options surrendered over the aggregate exercise price for such shares. A change in control is generally defined in the agreements as (1) the acquisition by any person of more than 50% of the voting securities of the Company, (2) certain mergers involving the Company or (3) the sale of all of the assets of the Company.

     The 1998 Plan permits the Company to provide that recipients of awards granted pursuant to the 1998 Plan shall receive certain benefits upon the occurrence of a change in control. A change in control is generally defined as
(1) the acquisition by any person of more than 30% of the voting securities of the Company, (2) certain mergers involving the Company or (3) the sale of all of the assets of the Company.

Report on Executive Compensation

     During the fiscal year ended 1998, decisions concerning compensation of executive officers were made by the entire Board of Directors.

     The Board of Directors is responsible for setting and administering executive officer compensation policies and programs. The Board of Directors is also responsible for determining the recipients and terms of options and other awards under the 1998 Plan. The Board of Directors considers the recommendations of management when making determinations regarding executive compensation and awards under the 1998 Plan.

     Philosophy

     The members of the Board of Directors (the "Board") believe that the Company's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its executive officers. Therefore, the Board believes that it is important to:

     * Adopt compensation programs that stress stock ownership and, thereby, tie long-term compensation to increases in Stockholder value as evidenced by price appreciation in the Class A Common Stock.

     * Adopt compensation programs that enhance the Company's ability to attract and retain qualified executive officers while providing the financial motivation necessary to achieve continued high levels of performance.

     * Provide a level of compensation that is competitive with a select group of successful national and regional construction equipment rental companies and dealerships that the Company believes are comparable to Neff.

     *    Select  compensation  programs  that  emphasize  teamwork,   corporate
          efficiency and overall corporate results.

     The members of the Board believe, however, that fixed compensation formulas may not adequately reflect all aspects of the Company's and an individual executive officer's performance. Therefore, the Board has retained a high degree of flexibility in structuring Neff's executive compensation. This approach allows the Board annually to evaluate subjectively and reward each executive officer's individual performance and contribution to the Company's overall financial and operational success.

     The components of the Company's executive compensation program for fiscal year 1998 were (1) annual compensation consisting of base salaries, (2) long-term incentives, (3) performance bonuses, and (4) other benefits. Executive compensation is determined on the basis of total compensation rather than as separate free-standing components.

     Base Salary and Bonus

     The Board reviews each executive officer's base salary on an annual basis. In determining base salary compensation for fiscal year 1998, the Board considered financial and operational results of the previous fiscal year and the contributions made by the executive officers to the achievement of those results, and the compensation packages for executives of comparable position and responsibility in the industry. Mr. Fitzgerald assists the other members of the Board by making recommendations concerning salaries and bonuses to be paid to executive officers, other than himself.

     To provide additional incentive to achieve outstanding performance, the Company awards cash bonuses to executive officers based on the Board's subjective evaluation of corporate and individual performance. The Company's increasing rate of growth and the competitive nature of the Company's business placed greater demands than ever on the executive officers in 1998. The bonuses awarded by the Company for 1998 and the salaries determined each year reflect this fact, as well as the attainment of certain performance goals in 1998 such as the Company's strong revenue and earnings growth, the acquisition of nine businesses with 32 locations in 1998, and the Company's expansion into South America with its investment in Sullair Argentina, S.A.

     Long-Term and Other Incentive Compensation

     The Board believes that the financial interests of executive officers should be aligned closely with those of stockholders through stock ownership. Pursuant to the 1998 Plan, the Board approves the grant of stock options, stock appreciation and dividend equivalent rights, restricted stock, performance units and performance shares to its employees, officers, employee directors, consultants and advisors of the Company. The Company's Phantom Stock Plan (together with the 1998 Plan, the "Plans") is administered by Mr. Fitzgerald, the President and Chief Executive Officer of the Company. Awards under the Plans are based upon an evaluation of the contribution of eligible individuals to the Company's long-term performance and the importance of their responsibilities within the Company.

     Stock options granted under the 1998 Plan generally have a term of ten years, vest over three years and have an exercise price equal to the fair market value of the Class A Common Stock on the grant date. In 1998, the Company granted options to purchase an aggregate of 950,575 shares of Class A Common Stock at exercise prices ranging from $6.1875 to $14.00 to directors, executive officers and other eligible employees. Phantom Shares granted under the Phantom Stock Plan generally vest over five years and must be redeemed by the Company within one year of vesting. In 1998, the Company granted an aggregate of 39,000 Phantom Shares at assigned values of $11.25 per share to executive officers and other eligible employees.

     Chief Executive Officer. Mr. Fitzgerald's compensation package consists of base salary, bonus and stock option awards. In approving Mr. Fitzgerald's compensation arrangements, the Board took into account the Company and Mr. Fitzgerald's accomplishments since 1995 when he became President and Chief Executive Officer of Neff, including successfully expanding the number of the Company's locations from 8 in July, 1995 to 86 in December 1998 and increasing revenues from $67.2 million for the year ended December 31, 1995 to $324.1 million for the year ended December 31, 1998 or 382.3%. In addition, the Board also considered the overall compensation packages of other chief executive officers of companies in the construction equipment rental and dealership industries.

     To better link Mr. Fitzgerald's compensation package with increases in stockholder value, the Company awarded Mr. Fitzgerald stock options to purchase 200,000 shares of Class A Common Stock in 1998 pursuant to the Neff 1998 Incentive Stock Plan. The exercise price of such options was the fair market value at the date of grant. Increasing Mr. Fitzgerald's equity ownership in the Company will align his interests with stockholders' long-term interests because the value of Mr. Fitzgerald's options over time will increase only as the value of the Class A Common Stock increases.

     Deductibility of Executive Compensation in Excess of $1.0 Million. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to a named executive officer. Exceptions are made for qualified performance-based compensation, among other things. The Board intends generally to structure its executive awards under the Company's stock incentive plans to take advantage of this Section 162(m) exception. However, the Board does not believe that it is necessarily in the best interest of the Company and its stockholders that all compensation meet the requirements of
Section 162(m) for deductibility and the Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                             Jorge Mas
                                             Jose Ramon Mas
                                             Juan Carlos Mas
                                             Kevin P. Fitzgerald
                                             Arthur B. Laffer
                                             Joel-Tomas Citron

          Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee of the Board of Directors consisted of Messrs. Laffer and Citron. They were appointed in October 1998, at the same time that they were appointed to the Board of Directors. Neither of these individuals are or have been an officer or employee of the Company. Prior to the appointment of Messrs. Laffer and Citron to the Compensation Committee in October 1998, the Company had no Compensation Committee or other committee of the Board of Directors performing similar functions. Before any meetings of the Compensation Committee were held, Mr. Citron resigned because he had accepted a position as Executive Vice President of MasTec, Inc., an affiliate of the Company. Accordingly, decisions concerning executive compensation were made by the entire Board of Directors. After Mr. Citron resigned, the entire Board of Directors resumed responsibility for decisions concerning compensation. Other than Kevin P. Fitzgerald, there were no officers or employees of the Company who participated in deliberations concerning such compensation matters.

                            Stock Price Performance

     The following stock price performance chart compares cumulative total stockholder return, assuming reinvestment of dividends, for (1) the Class A Common Stock, (2) Standard & Poor's 500 Stock Index and (3) a Competitor Group Index for the period indicated. The chart assumes that $100 was invested at May 22, 1998, the date Neff began trading on the New York Stock Exchange, at the initial public offering price of $14.00 per share. Past stock price performance is not necessarily indicative of future results.

                    [Performance Graph to be inserted here]


Measurement Period
(Fiscal Year Covered)      Neff     Stanard & Poor's 500    Competitor Group Index(a)
---------------------    -------   ---------------------    -------------------------
May 22, 1998             $100.00        $100.00                    $100.00
December 31, 1998        $ 44.64        $111.71                    $ 83.17


----------
(a) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of four participants: National Equipment Services, Inc., NationsRent, Inc., Rental Service Corporation, and United Rentals, Inc. Total return calculations were weighted according to the respective company's market capitalization.

                                   PROPOSAL 2

          Ratification of Selection of Independent Public Accountants

     Based on the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche as independent auditors for the Company for 1999. As the Company's independent auditors, Deloitte & Touche audits Neff's books of account and other corporate records. The Company's stockholders are being asked to ratify the selection of Deloitte & Touche as Neff's independent auditors at the Annual Meeting. Deloitte & Touche has served as the Company's independent auditors since 1996.

     A representative of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity, if he or she desires, to make a statement and will be available to answer appropriate questions from stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.


                                   PROPOSAL 3

              Adoption of The Neff Corp. 1999 Stock Incentive Plan

     The Board has adopted the Neff Corp. 1999 Stock Incentive Plan (the "1999 Plan"), subject to the approval of the Company's stockholders. The Company's stockholders are being asked to approve the 1999 Plan.

     The following is a summary description of the 1999 Plan. This summary, however, is not complete and is qualified in its entirety by reference to the provisions of the 1999 Plan, a copy of which is attached hereto.

     General

     The purpose of the 1999 Plan is to strengthen the Company and its subsidiaries by providing an incentive to its directors, employees, officers and consultants to encourage them to devote their abilities and industry to the Company.

     Administration

     The Plan is administered by a committee (the "Committee") of the board of directors of the Company. The Committee consists of two or more directors and may include the entire Board. In order to receive favorable treatment of the Awards under the Internal Revenue Code of 1986, as amended (the "Tax Code") and the federal securities laws, if the Committee consists of less than the entire board of directors of the Company, or if the Committee is taking action with respect to an option or Award intended to qualify as "performance-based compensation" under the Tax Code, the members must not be employees or officers of, or have certain business dealings with, the Company. Subject to the terms of the 1999 Plan, the Committee is authorized to interpret the 1999 Plan, to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, and to make all other determinations necessary or advisable for the administration of the 1999 Plan.

     Plan Participants

     The Plan provides for the granting of the following types of awards ("Awards"): nonqualified or incentive stock options, stock appreciation rights, dividend equivalent rights, performance awards share awards and restricted stock. The Committee selects recipients of Awards under the Plan from among employees, directors (including directors who are not employees of the Company), officers and consultants of the Company and its subsidiaries ("Eligible Individuals").

     Shares Subject to the Plan

     The Plan provides for the issuance of up to 1,000,000 shares of Common Stock, subject to adjustment as described below. If any Award granted under the Plan expires, is canceled, settled in cash or terminated unexercised as to any shares, or any shares subject to a share award, restricted stock grant or performance award are reacquired by the Company, such shares will again be available for issuance under the Plan. Shares to be issued under the Plan will be either authorized but unissued shares or treasury shares. Subject to adjustment as described below, no Eligible Individual may be granted Awards
(other than performance units denominated in dollars) in the aggregate in respect of more than 300,000 Shares in any calendar year and no Eligible Individual may receive more than $5,000,000 in any calendar year in respect of performance units denominated in dollars.

     In the event of any change in the outstanding shares of Common Stock (including an exchange of the Common Stock for stock or securities of another corporation) by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise, the Committee will make appropriate adjustments to the maximum number and class of shares or other securities with respect to which Awards may be granted (1) under the Plan, (2) to any Eligible Individual and (3) which are subject to outstanding Awards granted under the Plan and the purchase price therefor, if applicable. The Committee may also adjust the terms of any outstanding performance awards granted under the Plan.

     Options

          General

          The Committee will determine the terms and recipients of all options. The Committee will also determine whether an option is to be an incentive stock option or nonqualified stock option. The Committee will fix the exercise price per share of Common Stock which, in the case of incentive stock options, will not be less than the fair market value of the Common Stock on the date of grant (and not less than 110% of such fair market value in the case of incentive stock options granted to an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder")). The fair market value of the Common Stock means the average of the high and low sale prices of the Common Stock on the New York Stock Exchange for the date in question.

          The Committee will determine the expiration date of each option, which will not be later than the tenth anniversary of the date of grant. In the case of an incentive stock option granted to a Ten Percent Stockholder, the expiration date will not be later than the fifth anniversary of the date of grant. The Committee will determine at what times each option will be exercisable. Options will be subject to any restrictions that the Committee deems necessary or advisable.

          Assignability of Options

          Unless otherwise provided at the time of grant, or at any time thereafter, an optionee may not assign or transfer options except by will. The optionee is the only person who may exercise his or her options while the optionee is alive. If an optionee dies without a will, his or her options will be transferred according to the laws of descent and distribution. The Committee will determine whether and on what terms an optionee may exercise his or her options if his or her employment is terminated. These terms shall be set forth in the option agreement between the optionee and the Company.

          Payment of Purchase Price

          At the time of exercise, the purchase price of options must be paid in full either (1) in cash, (2) by transferring shares of previously acquired Common Stock to the Company upon such terms and conditions set by the Committee or (3) by a combination of cash and previously acquired Common Stock. In addition, the Committee may allow an optionee to pay the exercise price for an option by withholding shares of Common Stock with a fair market value equal to the exercise price that otherwise would be acquired upon the exercise of the option.

     Stock Appreciation Rights

     The Committee may grant stock appreciation rights to Eligible Individuals in such amounts and at such times as the Committee determines in its sole discretion. A stock appreciation right entitles the grantee to receive from the Company an amount equal to the product of (1) the positive difference between the fair market value of a share of Common Stock on the date the right is exercised and the date of grant and (2) the number of shares as to which the stock appreciation right is exercised, or such lesser amount as the Committee determines. This amount is payable, at the Committee's discretion, in cash, in shares of Common Stock, or a combination of cash and shares. The Committee may grant stock appreciation rights alone or in connection with any option. Stock appreciation rights may be granted only at the time of grant of the option if related to an incentive stock option, or at any time during the term of the option if related to a nonqualified option.

     Restricted Stock Awards

     The Committee may grant shares of restricted Common Stock to Eligible Individuals in such amounts and at such times as the Committee determines in its sole discretion. Shares of restricted Common Stock will be subject to forfeiture for such period of time (not less than one year) as the Committee determines. The Committee shall determine the conditions or restrictions of any restricted Common Stock awards, which may include restrictions on transferability, requirements of continued employment, individual performance or the Company's financial performance. Until all restrictions upon shares of restricted Common Stock have lapsed in the manner determined by the Committee, the restricted shares shall not be sold, transferred or pledged in any way.

     Holders of restricted Common Stock are entitled to exercise the voting rights of their restricted Common Stock and to receive all dividends and other distributions declared or paid on their restricted Common Stock. The Committee may determine, in its sole discretion, that some or all dividends declared or paid on shares of restricted Common Stock shall be deferred and held by the Company until the restrictions imposed upon such shares lapse. If dividends are to be deferred, the Committee shall decide whether such dividends will be reinvested in shares of Common Stock or held in cash. If any dividends, deferred or not, are paid in shares of stock, the shares will be subject to the same restrictions as the shares on which the dividends are paid.

     Performance Awards

     The Committee in its discretion may grant awards of performance units or performance shares to Eligible Individuals. Performance shares are shares of restricted Common Stock which vest, or become unrestricted shares of Common Stock, if a specified objective is achieved during a specified period of time. Performance units may be denominated in shares of restricted Common Stock or a specified dollar amount and vest if a specified objective is achieved during a specified period of time. All performance objectives and periods of time when such objectives must be met will be determined by the Committee. Performance objectives may be expressed in terms of (1) earnings per share, (2) share price,
(3) pre-tax profits, (4) net earnings, (5) return on equity or assets, (6) revenues, (7) EBITDA, (8) market share or market penetration, (9) dividends or
(10) any combination of the foregoing and may be determined before or after accounting changes, special charges, foreign currency effects, acquisitions, divestitures or other extraordinary events. The Committee will also determine the number of performance shares or units subject to an award and the times when such shares or units will be issued or paid. Performance shares may not be sold, transferred or pledged in any way until the specified objectives have been met and all restrictions on the shares have lapsed.

     Holders of performance shares are entitled to exercise the voting rights of their performance shares and are entitled to receive all dividends and other distributions declared or paid on their performance shares. The Committee may determine, in its sole discretion, that some or all dividends declared or paid on performance shares shall be deferred and held by the Company until the restrictions imposed upon such shares lapse. If dividends are to be deferred, the Committee shall decide whether such dividends will be reinvested in Common Stock or held in cash. If any dividends, deferred or not, are paid in shares of Common Stock, the shares will be subject to the same restrictions as the performance shares on which the dividends are paid.

     Dividend Equivalent Rights

     The Committee may grant dividend equivalent rights to Eligible Individuals in such amounts and at such times as the Committee determines in its sole discretion. A dividend equivalent right is a right to receive some or all of the cash dividends payable with respect to shares of Common Stock. Dividend equivalent rights may be awarded in tandem with options or other Awards. The Committee will determine the terms and conditions under which these rights are awarded. Dividend equivalent rights may be paid in cash or Common Stock or a combination of cash and Common Stock, in a single installment or multiple installments. Amounts payable in respect of dividend equivalent rights may be payable currently or deferred until the restrictions, if any, on such dividend equivalent rights lapse or until the vesting, exercise, payment, settlement or other lapse of restrictions on the option or other Award to which the dividend equivalent rights relate. In the event that the amount payable in respect of dividend equivalent rights is to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Common Stock or deemed (notionally) to be reinvested in Common Stock.

     Other Share-Based Awards

     The Committee may grant shares of Common Stock which are not restricted to Eligible Individuals on such terms and conditions as the Committee may determine in its sole discretion. Share awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

     Change In Control

     A "Change in Control" of the Company occurs when (1) any person or group (other than any of Jorge Mas, Juan Carlos Mas, Jose Ramon Mas or General Electric Capital Corporation and certain of its affiliates) acquire beneficial ownership of 30% or more of the Company's voting securities, (2) the identity of more than one-third of the board of directors of the Company changes, unless the elections of the new directors were approved by two-thirds of the directors who were either directors when the Plan was adopted or whose elections were approved by such directors or (3) a merger of a prescribed type, the sale of substantially all of the Company's assets or a complete liquidation or dissolution of the Company, is consummated.

     If  a  Change  in  Control  occurs,  all  outstanding   options  and  stock
appreciation rights shall become immediately and fully exercisable. If an optionee's employment with, or service as a Director of, the Company is terminated by the Company following a Change in Control, all of the optionee's options and stock appreciation rights that were exercisable as of the date of termination of the optionee's employment or service shall remain exercisable for a period ending on the earlier of (1) the first anniversary of the termination of the optionee's employment or service or (2) the expiration of the stated term of the option or stock appreciation right. In addition, the Committee may provide that certain benefits under the Plan accelerate upon a Change in Control.

     If a Change in Control occurs which is intended to be treated as a pooling of interests under generally accepted accounting principles, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Change in Control will qualify as a pooling of interests. Actions the Committee may take include but are not limited to (1) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Award, (2) providing that the payment or settlement in respect of any Award be made in the form of cash, Common Stock or securities of a successor or acquirer of the Company, or a combination of the foregoing, and
(3) providing for the extension of the term of any Award (but not beyond the maximum term permitted for any Award).

     Withholding

     When a grantee recognizes taxable income in connection with the receipt of Common Stock or cash pursuant to an Award (a "Taxable Event"), he or she must pay the Company an amount equal to the federal, state and local income taxes and other amounts the Company is required by law to withhold in connection with the Taxable Event (the "Withholding Taxes") before the issuance, or release from escrow, of such Common Stock or the payment of such cash. The Company has the right to deduct from any payment of cash to a grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, a grantee may make a written election, which the Committee may accept or reject, to have the Company withhold a portion of the Common Stock then issuable to him or her having an aggregate fair market value equal to the Withholding Taxes.

     Amendment and Termination

     The board of directors of the Company may amend, modify or terminate the Plan at any time, provided, however, that amendments required under applicable law to be approved by the stockholders of the Company shall not be effective until approved by the stockholders of the Company. Termination, amendment or modification of the Plan may not adversely affect the rights of a recipient of any Award previously granted under the Plan without his or her consent.

     Certain Federal Income Tax Consequences

     The following discussion is a general summary of the principal United States federal income tax consequences under current federal income tax laws relating to the grant and exercise of Awards under the Plan. This information is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax considerations.

          Options

          Generally, an optionee will not recognize taxable income at the time of grant of a nonqualified option. Upon exercise of the option, the difference between the fair market value of the shares on the date of exercise and the exercise price will be taxable as ordinary income to the optionee. The Company will receive a commensurate tax deduction at the time of exercise, subject to the deduction limitation under Section 162(m) of the Tax Code (which is discussed below).

          Subject to the discussion below, an optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, upon exercise, the difference between the fair market value of the shares and the exercise price may be subject to the alternative minimum tax.

          Generally, if an optionee holds shares acquired upon the exercise of an incentive stock option for at least one year after the date of exercise and for at least two years after the date of grant of the incentive stock option, upon disposition of such shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee. If an optionee sells or disposes of shares acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option (a "disqualifying disposition"), then (1) any excess of the fair market value of such shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the optionee, (2) any excess of the amount realized by the optionee on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain, and (3) the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the optionee, subject to the deduction limitation under Section 162(m) of the Tax Code.

          Special rules may apply with respect to optionees who may be subject to Section 16(b) of the Exchange Act (which rules may have the effect of deferring the time at which a taxable event will be considered to have occurred in connection with the exercise of an option).

          If an option is exercised through the use of shares previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if an incentive stock option is exercised through the use of previously owned shares that were acquired on the exercise of an incentive stock option, and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above with respect to disqualifying dispositions.

          Stock Appreciation Rights

          No income will be recognized by a grantee in connection with the grant of any stock appreciation right. The grantee must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares received upon exercise of a stock appreciation right. The Company will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Tax Code, equal to the amount included in such grantee's income by reason of the exercise of any stock appreciation right.

          Dividend Equivalent Rights

          A grantee realizes ordinary income upon the payment under dividend equivalent rights in an amount equal to any cash received and the fair market value of any shares received. The Company will be entitled to a deduction of the same amount, subject to the deduction limitation under
     Section 162(m) of the Tax Code.

          Restricted Shares, Performance Shares

          A grant of shares of restricted Common Stock or performance shares generally does not constitute a taxable event for a grantee. However, the grantee will be subject to tax, at ordinary income rates, when any restrictions on ownership of the restricted shares or performance shares lapse. The Company will be entitled to take a commensurate deduction at that time, subject to the deduction limitation under Section 162(m) of the Tax Code. A grantee may elect to be taxed at the time of grant of restricted stock or performance shares and, if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the restricted stock or performance shares at the time of grant without regard to any of the restrictions thereon.

          Share Awards

          A grantee will recognize income at the time of grant of a Share Award and will be subject to tax, at ordinary income rates, on such income. The Company will be entitled to take a commensurate deduction at that time, subject to the deduction limitation under Section 162(m) of the Tax Code.

          Performance Units

          Generally, a grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of performance units. At the time the grantee receives a payment in respect of performance units, the fair market value of any shares or the amount of any cash received in payment for such performance units generally is taxable to the grantee as ordinary income and the Company will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Tax Code.

          Phantom Stock

          Generally, a grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of phantom stock. At the time the grantee receives a payment in respect of phantom stock, the fair market value of any shares or the amount of any cash received in payment is taxable to the grantee as ordinary income and the Company will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Tax Code.

     Deductibility of Executive Compensation

     Section 162(m) of the Tax Code generally disallows a federal income tax deduction to any publicly held company for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the other four most highly compensated executive officers employed by the company on the last day of the taxable year. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely on account of the attainment of objective performance goals, provided that (1) the performance goals are established by a compensation committee consisting solely of two or more outside directors, (2) the material terms of the performance-based compensation are disclosed to and approved by stockholders in a separate stockholder vote prior to payment and (iii) prior to payment, the compensation committee certifies that the performance goals were attained and other material terms were satisfied. The Company has structured the 1999 Plan so that Awards of options (except with respect to options with an exercise price less than the fair market value of the underlying shares on the date of grant), stock appreciation rights and performance awards under the 1999 Planwill qualify as performance-based compensation.

     Excise Tax

     Under certain circumstances, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions on other Awards, in connection with a Change of Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of section 280G of the Tax Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY, 3750 NW 87th AVENUE, MIAMI, FLORIDA, 33178, ATTENTION: MS. PAT MARTINEZ, INVESTOR RELATIONS. THE FORM 10-K INCLUDES CERTAIN EXHIBITS, WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

SOLICITATION OF PROXIES, STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The cost of this solicitation of proxies will be borne by Neff. In addition to the use of the mails, Company officials may solicit proxies in person and by telephone or telegraph, and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Class A Common Stock.

     Proposals of stockholders intended to be presented at the Annual Meeting to be held in the year 2000 must be received by Neff no later than March 25, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     You are urged to complete, sign, date and return your proxy promptly to make certain your shares of Class A Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.


                                       For the Directors,

                                       /s/ KEVIN P. FITZGERALD
                                       -----------------------
                                       Kevin P. Fitzgerald
                                       Chief Executive Officer, President,
                                        Treasurer and Secretary



                            YOUR PROXY IS IMPORTANT.
                      PLEASE SIGN, DATE AND MAIL IT TODAY.

                                   Neff Corp.

                         Annual Meeting of Shareholders

                                 Hotel Sofitel
                             5800 Blue Lagoon Drive
                                 Miami, Florida


                                  May 24, 1999
                                   10:00 a.m.






                             FOLD AND DETACH HERE




                 PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
               SOLICITED BY THE BOARD OF DIRECTORS OF NEFF CORP.

     The undersigned hereby constitutes and appoints Jorge Mas and Kevin P. Fitzgerald (the "Proxies"), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of Neff Corp. (the "Company") that the undersigned would be entitled to vote at the 1999 Annual Meeting of Shareholders to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126, at 10:00 a.m. on Monday, May 24, 1999, or any adjournments or postponements thereof, on the following matters coming before the Annual Meeting:

     (1) Election of two (2) Class l Directors as described in the Proxy Statement of the Board of Directors.

        [ ] FOR the nominees listed below    [ ] WITHHOLD AUTHORITY to vote
                                                 for the nominees listed below

                                ARTHUR B. LAFFER
                               JOEL-TOMAS CITRON

           (To withhold authority to vote for any individual nominee, write the nominee's name below:)

                                                   FOR     AGAINST    ABSTAIN
(2) To ratify the appointment of Deloitte &        [ ]       [ ]        [ ]
    Touche LLP as independent auditors for
    the fiscal year ending December 31, 1999.

(3) To approve the Neff Corp. 1999 Stock           [ ]       [ ]        [ ]
    Incentive Plan.


                    (Continued and to be signed on reverse)

                             FOLD AND DETACH HERE



(4) In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

     Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 16, 1999, and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 is acknowledged.

ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR" THE NOMINEES AND THE PROPOSALS SET FORTH ABOVE.


                    Date: ---------------------------------------------, 1999
                    Signature: ----------------------------------------------
                    Signature: ----------------------------------------------


                    (Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)